Exhibit 10.18
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 21, 2009, between Akeena Solar, Inc., a Delaware corporation (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to Purchaser from time to time as provided herein, and Purchaser shall be obligated to purchase from the Company, and Purchaser shall have the right to purchase from the Company from time to time as provided herein, and the Company shall be obligated to sell to Purchaser shares of Common Stock pursuant to the Company’s effective registration statement under the Securities Act, file No. 333-156603, subject to the applicable limits on the number of shares that may be issued thereunder at any time, for a total aggregate cash purchase price of up to $15,000,000.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)).

“Commission” means the United States Securities and Exchange Commission.

“Commitment Amount” shall have the meaning assigned to such term in Section 2.1 hereof.

“Commitment Period” means the period of 12 months ending on the anniversary of the date of execution of this Agreement, provided that the Commitment Period shall not begin prior to November 7, 2009 and shall not continue beyond the termination of this Agreement.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means DLA Piper LLP (US), with offices located at 2000 University Avenue, East Palo Alto, CA 94303, or other counsel designated by the Company upon notice to the Purchaser.

“Company Draw Down” shall have meaning assigned to such term in Section 6.1(a) hereof.

“Company Draw Down Notice” shall have the meaning assigned to such term in Section 6.1(e) hereof.

“Company Investment Amount” shall have the meaning assigned to such term in Section 6.1(e) hereof.

“Consolidation Event” means a sale of all or substantially all of the Company’s assets or a merger pursuant to which the holders of the voting securities of the Company prior to the merger do not own a majority of the voting securities of the surviving entity.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Draw Down” means a Company Draw Down or a Purchaser Draw Down.

“Draw Down Notice” means a Company Draw Down Notice or a Purchaser Draw Down Notice.

“Draw Down Shares” means the shares of Common Stock issuable pursuant to a Draw Down.

“DTC” shall have the meaning assigned to such term in Section 6.1(f).

“DWAC” shall have the meaning assigned to such term in Section 6.1(f).

“Effective Date” shall have the meaning assigned to such term in Section 2.2 hereof.

“Equity Conditions” means, at the time or during the period in question, (i) there is an effective Registration Statement pursuant to which the Company is permitted to utilize the Prospectus and any Prospectus Supplement thereunder to sell all of the Draw Down Shares (issued and to be issued pursuant to the applicable Draw Down) and related Warrant Shares, including, if applicable, compliance with the limitation on the aggregate number of shares or other securities issuable in a 12 month period under General Instruction I.B.6 of Form S-3, (ii) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted (if applicable) for trading on a Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will not be suspended or discontinued) and the issuance of all of the Draw Down Shares (issued and to be issued pursuant to the applicable Draw Down) would not cause or result in violation of any Listing Rule of the Trading Market, (iii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the Draw Down Shares (issued and to be issued pursuant to the applicable Draw Down), and the related Warrant Shares, (iv) the issuance of the Draw Down Shares subject to the applicable Draw Down would not violate the Beneficial Ownership Limitation set forth in Section 6.1(c) and (v) the Company, directly or indirectly, has not provided the Purchaser with any material, non-public information that has not been made publicly available in a widely disseminated release or a Commission filing.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, independent contractors, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, if approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities of the Company exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to business combinations or business or asset acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits or a commercial relationship in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition).

“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means one or more supplements to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to the Purchaser in connection with the Draw Downs under this Agreement.

“Purchase Price” means, on a date in question, 100% of the Closing Price.

“Purchaser Draw Down” shall have meaning assigned to such term in Section 6.2(a) hereof.

“Purchaser Draw Down Notice” shall have the meaning assigned to such term in Section 6.2(d) hereof.

“Purchaser Investment Amount” shall have the meaning assigned to such term in Section 6.2(d) hereof.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Registration Statement” means the effective registration statement with Commission file No. 333-156603 which registers the sale to the Purchaser of the Draw Down Shares, the Warrants and the Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Draw Down Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement” means the delivery of Draw Down Shares into the Purchaser’s DTC account via DTC’s DWAC system and the Purchaser’s delivery of payment therefor by transfer to the Company’s bank account of immediately available funds.

“Settlement Date” means either a Company Settlement Date (as defined in Section 6.1(d)) or a Purchaser Settlement Date (as defined in Section 6.2(c)).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Threshold Price” means $1.14, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Trading Price” means at the time or during the period in question the trading price per share of Common Stock on the Trading Market (as reported by Bloomberg L.P.).

“Transaction Documents” means this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Empire Stock Transfer, Inc., the current transfer agent of the Company, with a mailing address of 2470 Saint Rose Pkwy, Suite 304, Henderson, NV 89074, and a facsimile number of (702) 974-1444, and any successor transfer agent of the Company.

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit A to be delivered to the Purchaser in accordance with Section 4.14 hereof, which Warrants shall have a term of exercise equal to three years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“WS” means Weinstein Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale of Draw Down Shares.  Upon the terms and subject to the conditions of this Agreement, during the term of this Agreement (a) at its discretion, the Company may sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company and (b) at its discretion, the Purchaser may elect to purchase from the Company and the Company shall be obligated to sell to the Purchaser shares of Common Stock up to the lesser of (i) the amount then permitted to be issued under the Registration Statement by the Securities Act and General Instruction I.B.6 of Form S-3 and (ii) a total aggregate cash purchase price of up to $15,000,000 (the “Commitment Amount”).

2.2 Effective Date.  The execution and delivery of this Agreement and the other agreements referred to herein shall take place at the offices of WS, 420 Lexington Avenue, Suite 2620, New York, New York 10170 (i) at 10:00 a.m. local time within one Trading Day of the date hereof, or (ii) at such other time and place or on such date as the Purchaser and the Company may agree upon (the “Effective Date”).

2.3 Deliveries.  Each party shall deliver the following documents, instruments and writings:

(a) The Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company at or prior to the Effective Date;

(ii) a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto at or prior to the commencement of the Commitment Period and, upon 10 day’s prior notice, the Purchaser may request an update to such legal opinion whenever the Registration Statement is amended or supplemented by the filing of a periodic report with the Commission; and

(iii) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act) at or prior to the commencement of the Commitment Period and as set forth under Section 4.15.

(b) The Purchaser shall deliver or cause to be delivered to the Company this Agreement duly executed by the Purchaser at or prior to the Effective Date.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  Except as set forth in the Registration Statement (including any SEC Reports incorporated by reference therein), or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith, other than in connection with the Required Approvals.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of one or more Prospectus Supplements, (iii) application(s), if any, to each applicable Trading Market for the listing of the Draw Down Shares and the listing of the Warrant Shares for trading thereon in the time and manner required thereby and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities.  At the time of issuance, Draw Down Shares will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Draw Down Shares and the Warrant Shares will be, upon issuance, duly registered under the Securities Act and will be freely tradable by the Purchaser, subject to any prospectus delivery requirements under Rule 172 under the Securities Act.

(g) Capitalization.  The capitalization of the Company is as set forth in the Registration Statement or Prospectus Supplement.  The Company has not issued any capital stock since its most recently filed periodic or current report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock incentive plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report or disclosed in a current report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, and except as disclosed or described in the Registration Statement (including in the SEC Reports incorporated therein) and for stock options and other equity grants to employees made under the Company’s existing stock plans, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except for outstanding warrants disclosed or described in the Registration Statement (including in any SEC Reports incorporated therein), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except for the Required Approvals, subject to the availability of authorized shares, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods indicated therein, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or otherwise disclosed to the Purchaser, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), or as disclosed or described in the Current Report on Form 8-K to be made by the Company prior to the opening of the Trading Day on the date hereof, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k) Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance.  To the knowledge of the Company, neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are, to the Company’s knowledge, held by them under valid, subsisting and enforceable leases with which, to its knowledge, the Company and the Subsidiaries are in compliance in all material respects.

(o) Patents and Trademarks.  To its knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their intellectual property that consist of trade secrets, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s) Certain Fees.  Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u) Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(v) Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(w) Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement.  The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(y) Solvency.  Except as set forth in the Prospectus Supplement, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Settlement Date.  The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than accrued payroll and trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(z) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary, other than potential deficiencies arising in the course of regular, periodic audits by federal and state tax authorities.

(aa) Foreign Corrupt Practices.  To its knowledge, neither the Company nor any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(bb) Accountants.  The Company’s independent registered accounting firm is set forth in the SEC Reports.  To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) will be able and willing to express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending December 31, 2009.

(cc)  Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(dd) Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(e) and 4.13 hereof), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ee) Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

3.2 Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of each Settlement Date to the Company as follows:

(a) Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Ordinary Course of Business.  Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any transaction, including Short Sales, in the securities of the Company during the period commencing from the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 No Transfer Restrictions; DWAC Delivery.  Securities issued hereunder shall not contain any legend.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that place restrictions on the Securities.  Subject to the accuracy of account information provided by the Purchaser, all Draw Down Shares and Warrant Shares shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC system.

4.2 Furnishing of Information.  Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act unless the Company is not then subject to the reporting requirements of the Exchange Act.  As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities, including without limitation, under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

4.3 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and including the Transaction Documents as exhibits thereto.  From and after the issuance of such Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.5 Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.6 Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Indemnification of Purchaser.  Subject to the provisions of this Section 4.7, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur to the extent resulting from (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents, or to any violation by such Purchaser Party of federal or state securities laws, or to conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance.

4.8 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to any exercise of the Warrants.

4.9 Listing of Common Stock. The Company hereby agrees to use all commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Settlement, the Company shall apply to list or quote all of the Draw Down Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Draw Down Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Draw Down Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Draw Down Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10 Confidentiality After the Date Hereof.  Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction.

4.11 Blue Sky Filings.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Settlement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.12 Accuracy of Registration Statement.   On each Settlement Date, the Registration Statement and the Prospectus therein (including any Prospectus Supplement) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; and on such Settlement Date the Registration Statement and the Prospectus therein will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and the Prospectus therein in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement and the Prospectus therein.

4.13 Notice of Certain Events Affecting Registration; Suspension of Right to Request a Draw Down.  The Company will promptly notify the Purchaser in writing upon the occurrence of any of the following events: (a) when any Prospectus Supplement or post-effective amendment to the Registration Statement is proposed to be filed; (b) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (c) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Securities or the initiation of any Proceedings for that purpose; (d) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (e) of the occurrence of any event (other than a corporate development of the type contemplated by item 4.13(f) below) or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein, or that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (f) the occurrence or existence or pendency of any corporate development with respect to the Company that the Chief Executive Officer or Board of Directors of the Company believes may be material and that, in the determination of the Chief Executive Officer or Board of Directors, makes it not in the best interest of the Company to allow continued availability of the Registration Statement, Prospectus or Prospectus Supplement; provided, however, that the Company shall not disclose the substance of such corporate development to the Purchaser.  The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events, and notwithstanding the provision of Section 6.2, the Company will have no obligation to accept any Purchaser Draw Downs during the continuation of any of the foregoing events; provided, however, that the Company shall (i) use commercially reasonable efforts to cure such events in items 4.13(a), (b), (c), (d) and (e) as soon as reasonably practical and (ii) maintain the occurrence or existence or pendency of any such corporate developments in item 4.13(f) as non-public information only for so long as the Board of Directors determines it to be in the best interest of the Company.  Once available, the Company shall promptly provide to the Purchaser any such supplements or amendments to the Prospectus, at which time, provided that the Registration Statement and any supplements and amendments thereto are then effective, the Company may recommence the delivery of Draw Down Notices.

4.14 Warrant Delivery.  In consideration for agreeing to the terms of this Agreement and in consideration of the payment of $0.125 per whole Warrant Share issuable upon exercise in full of the Warrant, payable at the time of such issuance, then, on the earlier of (a) the termination of this Agreement pursuant to Section 7 and (b) the 12 month anniversary of the date hereof, the Company shall deliver to the Purchaser, or any Affiliate or assignee of the Purchaser, a certificate evidencing a Warrant, registered in the name of the Purchaser and such Warrant shall be issued pursuant to the Registration Statement, if then available, to purchase up to 15% of the number of Draw Down Shares issued under this Agreement prior to the date of issuance, with an exercise price equal to the greater of (x) the Closing Price establishing the per share Purchase Price for each respective Draw Down (in the event that some of the exercise prices are based on this clause (x), a schedule of such prices shall be attached to the Warrant) and (y) the Closing Price on the date of issuance of the Warrant, subject to adjustment therein; provided, however, in lieu of delivering such Warrant on such date, the Company shall have the option to pay cash to the Purchaser in an amount equal to the Black Scholes Value of such Warrants that would otherwise have been issued if not for payment in cash. The Black Scholes Value shall be calculated pursuant to the formula set forth in Exhibit C.

4.15 Prospectus Supplements.  On or prior to the commencement of the Commitment Period, within the time periods required by Rule 424, the Company shall file a Prospectus Supplement containing all information required to be contained therein.  The initial Prospectus Supplement to be filed by the Company pursuant to this Agreement shall cover the sale of such number of Draw Down Shares, Warrants and Warrant Shares that is equal to the lesser of (a) the number of securities that may permissibly be issued in compliance with the Equity Conditions, including the limitation on the aggregate number of shares or other securities issuable in a 12 month period under General Instruction I.B.6 of Form S-3, if applicable, and (b) the number of Draw Down Shares and Warrant Shares that represents 5% of the number of shares of Common Stock outstanding.  On or before the date on which the cumulative aggregate number of Draw Down Shares which have been issued pursuant to Draw Down Notices equals the number of shares previously covered pursuant to the initial and any subsequent Prospectus Supplements, the Company shall file an additional Prospectus Supplement containing all information required to be contained therein.  Each additional Prospectus Supplement that is required to be filed pursuant to this Section 4.15 shall cover the sale and issuance of a further number of Draw Down Shares, Warrants and Warrant Shares as set forth in the second sentence of this Section 4.15.  The Company shall continue to file additional Prospectus Supplements until such time as this Agreement has been terminated.  The Company shall disclose in each of its periodic reports filed with the Commission during the term of this Agreement the number of Draw Down Shares which have been sold and issued, and the corresponding number of Warrants and Warrant Shares which are to be issued, during the period covered by such periodic report.

4.16 Company’s Notice Obligation.  Promptly upon determining that an Equity Condition is not met, the Company shall notify the Purchaser in writing that the Equity Conditions are not met, without providing any details of the reasons for such failure unless the Purchaser consents to the receipt of such information under the terms of a non-disclosure agreement.  In the event that the Purchaser has made any sales of Common Stock in connection with a Draw Down otherwise in compliance with this Agreement prior to receipt of a written notice from the Company under this Section 4.16, the Company shall either deliver to the Purchaser a number of Draw Down Shares otherwise in accordance with Article VI, or (at the Company’s election) shall pay for any Buy-In pursuant to Sections 6.1(j) or 6.2(h), as applicable.

4.17 Participation in Future Financing.

(a) From the date hereof until the end of the Commitment Period, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness (other than in a transaction with a licensed commercial lender) (or a combination of units thereof) (a “Subsequent Financing”), the Purchaser shall have the right to participate in the Subsequent Financing in an amount up to 50% of the Subsequent Financing, on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser to indicate whether it desires to receive and review the details of such proposed financing (a further notice with such additional details, a “Subsequent Financing Notice”).  Upon the request of Purchaser, and only upon a request by Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and shall include a term sheet or similar document relating thereto as an attachment.

(c) If the Purchaser desires to participate in such Subsequent Financing it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Purchaser received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from the Purchaser as of such fifth (5th) Trading Day, the Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after Purchaser has received the Pre-Notice, notifications by Purchaser of its willingness to participate in the Subsequent Financing (or to cause its designees to participate) is less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) The Company must provide the Purchaser with a further Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.17, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(f) Notwithstanding the foregoing, this Section 4.17 shall not apply in respect of (i) an Exempt Issuance or (ii) an underwritten public offering of Common Stock.

ARTICLE V.

CONDITIONS TO EFFECTIVE DATE AND DRAW DOWNS

5.1 Conditions Precedent to the Obligation of the Company to Sell Draw Down Shares.  The obligation hereunder of the Company to proceed to sell and issue Draw Down Shares in each Draw Down under this Agreement is subject to the satisfaction as of each Settlement Date of each of the conditions set forth below, which conditions are for the Company’s sole benefit and may be waived by the Company in writing at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties.  The representations and warranties of the Purchaser shall be true and correct in all material respects as of the Effective Date and as of each Settlement Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates).

(b) Performance by the Purchaser.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Effective Date and as of each Settlement Date.

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation.  No material Action shall have been commenced against the Purchaser or the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Equity Conditions.  On each of the Trading Day prior to a Draw Down Notice Date, the Draw Down Notice Date and each Settlement Date, all of the Equity Conditions shall have been met.

(f) Draw Down Conditions.  The Purchase Price for each Draw Down shall be not less than the Threshold Price, and in the case of a Purchaser Draw Down, such Draw Down shall comply with all of the terms and conditions of Section 6.2(a), (b), and (d).

(g) No Suspension of Registration Statement.  On each of the Trading Day prior to a Draw Down Notice Date, the Draw Down Notice Date and each Settlement Date, sales of Draw Down Shares pursuant to the Registration Statement are not suspended.

5.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Draw Down Shares.  The obligation hereunder of the Purchaser to acquire and pay for the Draw Down Shares is subject to the satisfaction as of each Settlement Date, of each of the conditions set forth below, which conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser in writing at any time in its sole discretion:

(a) Accuracy of the Company’s Representations and Warranties.  Each of the representations and warranties of the Company shall be true and correct in all material respects as of the Effective Date and as of each Settlement Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date).

(b) Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Effective Date and as of each Settlement Date.

(c) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation.  No material Action shall have been commenced, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Deliveries.  The Company shall have delivered the items set forth in Section 2.2(a) of this Agreement.

(f) No Suspension of Trading.  Trading in the Common Stock shall not have been suspended by the Commission or the principal Trading Market on the Settlement Date (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to Settlement).

(g) Material Adverse Effect.  There shall have been no Material Adverse Effect, and there shall have been no Consolidation Event where the successor entity has not agreed to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

(h) Equity Conditions.  On each of the Trading Day prior to a Draw Down Notice Date, the Draw Down Notice Date and each Settlement Date, all of the Equity Conditions shall have been met.

(i) Draw Down Conditions.  The Purchase Price for each Draw Down shall be not less than the Threshold Price, and in the case of a Company Draw Down, such Draw Down shall comply with all of the terms and conditions of Section 6.1(a), (b), (c), (d) and (f).

(j) No Suspension of Registration Statement.  On each of the Trading Day prior to a Draw Down Notice Date, the Draw Down Notice Date and each Settlement Date, sales of Draw Down Shares pursuant to the Registration Statement are not suspended.

ARTICLE VI.

DRAW DOWN TERMS

6.1 Company Draw Down Terms.  Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

(a) On or prior to 2:00 p.m. ET on any Trading Day that (i) the lowest Trading Price on or prior to 1:45 p.m. ET is at least 93.5% of the Closing Price from the prior Trading Day, (ii) the Closing Price on the prior Trading Day is not less than the Threshold Price and (iii) the total dollar trading volume of the Common Stock on or prior to 1:45 p.m. ET is not less than $115,000, the Company may, in its sole discretion, issue and exercise draw downs against the Commitment Amount (each a “Company Draw Down”) during the Commitment Period, which Company Draw Downs the Purchaser shall be obligated to accept, subject to the terms and conditions of this Agreement.

(b)  Only one Company Draw Down shall be allowed per Trading Day, unless waived in writing by the Purchaser.  No Company Draw Down shall be permitted on any of the following days in 2010 (all ranges of days are inclusive of the first and last day in such range), unless waived in writing by the Purchaser:  March 29 through April 6; May 18 through May 21; July 13 through July 20; September 9 through September 10; September 17; and September 22 through September 30.

(c)  On both the Trading Day prior to a Draw Down Notice Date and on the Draw Down Notice Date, trading of the Common Stock on the Trading Market must not have been suspended for more than 3 hours, in the aggregate, and neither such Trading Day shall have been shortened because of a public holiday.

(d) The maximum Company Investment Amount (as defined below in clause (f)) as to each Company Draw Down shall be equal to the lowest of (i) 25% of the total dollar trading volume on the Trading Day immediately prior to the Trading Day of the delivery of the Company Draw Down Notice, (ii) $250,000 and (iii) an amount that would result in the issuance of such number of Company Draw Down Shares to the extent that, after giving effect to the issuance of Company Draw Down Shares, the Purchaser (together with the Purchaser’s Affiliates, and any other Persons acting as a group together with the Purchaser or any of the Purchaser’s Affiliates), would not beneficially own in excess of the Beneficial Ownership Limitation (as defined below). The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of Company Draw Down Shares issued pursuant to such Company Draw Down.  Notwithstanding anything herein to the contrary, unless waived by the Purchaser in writing, in no event shall the aggregate dollar amount of Company Draw Downs over any 5 Trading Day period exceed $250,000, and upon completion of any Company Draw Downs of, in the aggregate, $250,000 in a 5 Trading Day period, the Company shall not be permitted to issue a Company Draw Down Notice for at least 3 Trading Days thereafter.

(e) Company Draw Downs shall be settled on or before the 3rd Trading Day following the Trading Day of the delivery of the Company Draw Down Notice (“Company Settlement Date”).  The number of shares of Common Stock to be issued on each Settlement Date as to a Company Draw Down shall equal the Company Investment Amount as to such Company Draw Down divided by the Closing Price on the Trading Day immediately preceding the date of the applicable Company Draw Down Notice.  Subject to timely performance hereunder, multiple Company Draw Downs may be settled on a Settlement Date.

(f) The Company must inform the Purchaser by delivering a draw down notice, in the form of Exhibit D hereto (the “Company Draw Down Notice”), via facsimile or email transmission in accordance with Section 8.3, as to the amount of the Company Draw Down (the “Company Investment Amount”) the Company wishes to exercise.  The Company shall have the right to notify the Purchaser that Company Draw Downs shall be continuous pursuant to a Company Draw Down Notice until such time that the Company elects to suspend such Company Draw Down Notice.  In the event of a continuous Company Draw Down Notice, the Company must give at least one Trading Day’s written notice of suspension to the Purchaser.

(g) The Company Draw Down Notice shall set forth the number of Company Draw Down Shares issuable and the aggregate Purchase Price as to such Company Draw Down.  Company Draw Down Shares purchased hereunder shall be delivered to the Depository Trust Company (“DTC”) account of the Purchaser, or its designees, as designated by the Purchaser via DTC’s Deposit Withdrawal Agent Commission system (“DWAC”).  Upon the Company causing electronic delivery of such Company Draw Down Shares to the DTC account of the Purchaser, or its designees, via DWAC by 1:00 p.m. ET, the Purchaser shall, on the same day (or the next Business Day if such day is not a Business Day) wire transfer immediately available funds to the Company’s bank account, as designated by the Company to the Purchaser in writing, for the amount of the aggregate Purchase Price of such Company Draw Down Shares purchased on such Settlement Date. If the electronic delivery of the Company Draw Down Shares to the Purchaser or its designee’s DTC account via DWAC occurs after 1:00 p.m. ET, the Purchaser shall wire transfer next day available funds to the Company’s designated account on such day.

(h) The Company understands that a delay in the delivery of the Draw Down Shares to the Purchaser beyond the Settlement Date could result in economic loss to the Purchaser.  In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $2,500 of Draw Down Shares (based on the Closing Price of the Common Stock on the applicable Settlement Date) required to be delivered on the Settlement Date, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Settlement Date until such Draw Down Shares are delivered pursuant to this Article VI.  Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(i) If the Company fails to cause the Transfer Agent to transmit to the Purchaser Draw Down Shares on or prior to the applicable Settlement Date, the Purchaser shall have the right to terminate or rescind, as the case may be, such Draw Down.

(j) In addition to any other rights available to the Purchaser, if the Company fails to cause the Transfer Agent to transmit to the Purchaser the Draw Down Shares on or prior to the applicable Settlement Date, and if after such date the Purchaser is required by its broker to purchase (in an open market transaction or otherwise) or the Purchaser’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of the Draw Down Shares which the Purchaser anticipated receiving upon such exercise (a “Buy-In”), then the Company shall pay in cash to the Purchaser the amount, if any, by which (x) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Draw Down Shares that the Company was required to deliver to the Purchaser in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed.  For example, if the Purchaser purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to Draw Down Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, the Company shall be required to pay the Purchaser $1,000.  The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Draw Down Shares pursuant to the terms hereof.  Notwithstanding anything contained herein to the contrary, if the Company is required to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and, if the Company has previously paid such Purchaser liquidated damages under Section 6.1(h) or 6.2(f) in respect of such Draw Down Shares prior to such Buy-In, such amounts paid under Section 6.1(h) or 6.2(f) shall be deducted from the amount to be paid in respect of such certificates pursuant to this Section 6.1(j).

6.2 Purchaser Draw Down Terms.  Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

(a) On or prior to 3:00 p.m. ET on any Trading Day where the Closing Price on the prior Trading Day is not less than the Threshold Price, the Purchaser may, in its sole discretion, issue and exercise draw downs against the Commitment Amount (each a “Purchaser Draw Down”) during the Commitment Period, which Purchaser Draw Downs the Company shall be obligated to accept, subject to the terms and conditions of this Agreement.  Any Purchaser Draw Downs shall be aggregated with Company Draw Downs for the purpose of the limitations set forth in Section 6.1(d).  By way of example, if the Purchaser has a Purchaser Draw Down of $250,000 on a Trading Day, the Company would not be permitted to issue a Company Draw Down for at least 3 Trading Days (one 3 Trading Day waiting period).

(b)  The maximum Purchaser Investment Amount (as defined below in clause (d)) as to each Purchaser Draw Down shall not exceed the lesser of (i) 25% of the total dollar trading volume on the Trading Day immediately prior to the Trading Day of the delivery of the Purchaser Draw Down Notice, and (ii) $250,000.

(c) Purchaser Draw Downs shall be settled on or before the 3rd Trading Day following the Trading Day of the delivery of the Purchaser Draw Down Notice (“Purchaser Settlement Date”).  The number of shares of Common Stock to be issued on each Settlement Date as to any Purchaser Draw Down shall be a number of shares equal to the Purchaser Investment Amount as to such Purchaser Draw Down divided by the Closing Price on the Trading Day immediately preceding the date of the applicable Purchaser Draw Down Notice.  Subject to timely performance hereunder, multiple Purchaser Draw Downs may be settled on a Purchaser Settlement Date.

(d) The Purchaser must inform the Company by delivering a draw down notice, in the form of Exhibit E hereto (the “Purchaser Draw Down Notice”), via facsimile or email transmission in accordance with Section 8.3, as to the amount of the Purchaser Draw Down (the “Purchaser Investment Amount”) the Purchaser wishes to exercise.  The Purchaser shall have the right to issue multiple Purchaser Draw Down Notices in a Trading Day.

(e) The Purchaser Draw Down Notice shall set forth the number of Purchaser Draw Down Shares issuable and the Purchase Price as to such Purchaser Draw Down.  The Purchaser Draw Down Shares shall be delivered to the DTC account of the Purchaser, or its designees, as designated by the Purchaser via DTC’s DWAC. Upon the Company causing electronic delivery of such Purchaser Draw Down Shares to the DTC account of the Purchaser, or its designees, via DWAC by 1:00 p.m. ET, the Purchaser shall, on the same day (or the next Business Day if such day is not a Business Day) wire transfer immediately available funds to the Company’s bank account, as designated by the Company to the Purchaser in writing, for the amount of the aggregate Purchase Price of such Purchaser Draw Down Shares. If electronic delivery of the Purchaser Draw Down Shares to the Purchaser or its designee’s DTC account via DWAC occurs after 1:00 p.m. ET, the Purchaser shall wire transfer next day available funds to the Company’s designated account on such day.

(f) The Company understands that a delay in the delivery of the Draw Down Shares to the Purchaser beyond a Purchaser Settlement Date could result in economic loss to the Purchaser.  In addition to the Purchaser’s other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $2,500 of Draw Down Shares (based on the Closing Price of the Common Stock on the applicable Purchaser Settlement Date) required to be delivered on the Purchaser Settlement Date, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Purchaser Settlement Date until such Draw Down Shares are delivered pursuant to this Article VI.  Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(g) If the Company fails to cause the Transfer Agent to transmit to the Purchaser Draw Down Shares on or prior to the applicable Settlement Date, the Purchaser shall have the right to terminate or rescind, as the case may be, such Draw Down.

(h) In addition to any other rights available to the Purchaser, if the Company fails to cause the Transfer Agent to transmit to the Purchaser the Draw Down Shares on or prior to the applicable Settlement Date, and if after such date the Purchaser is subject to a Buy-In, then the Company shall pay in cash to the Purchaser the amount, if any, by which (x) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Draw Down Shares that the Company was required to deliver to the Purchaser in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed.  For example, if the Purchaser purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to Draw Down Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, the Company shall be required to pay the Purchaser $1,000.  The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Draw Down Shares pursuant to the terms hereof.  Notwithstanding anything contained herein to the contrary, if the Company is required to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and, if the Company has previously paid such Purchaser liquidated damages under Section 6.1(h) or 6.2(f) in respect of such Draw Down Shares prior to such Buy-In, such amounts paid under Section 6.1(h) or 6.2(f) shall be deducted from the amount to be paid in respect of such certificates pursuant to this Section 6.2(h).

ARTICLE VII.

TERMINATION

7.1 Term.  The term of this Agreement shall begin on the date hereof and shall end on the 12 month anniversary of the date hereof or as otherwise set forth in Section 7.2.

7.2 Other Termination.

(a) This Agreement shall terminate if (i) the Common Stock is de-listed from the principal Trading Market unless such de-listing is in connection with a subsequent listing on another principal Trading Market, (ii) the Company files for protection from creditors under any applicable law or (iii) the Company withdraws the Registration Statement.

(b) The Company may terminate this Agreement upon 30 day’s notice, with or without reason.

(c) The Purchaser may terminate this Agreement upon 60 day’s notice, with or without reason.

7.3 Effect of Termination.  In the event of termination of this Agreement pursuant to Section 7.2 herein, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party.  If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except for Section 4.7 and Article 8 herein, which shall survive the termination of this Agreement.  Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VIII.

MISCELLANEOUS

8.1 Fees and Expenses.  On the Effective Date, the Company has agreed to reimburse the Purchaser the non-accountable sum of $50,000 for its legal fees and expenses, none of which has been paid prior to the Effective Date.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

8.2 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.3 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto and may be changed upon three day’s notice in accordance with the terms of this Section 8.3.

8.4 Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.5 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors.  Neither party may assign this Agreement or any rights or obligations hereunder (other than by merger).

8.7 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

8.8 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.7, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.9 Survival.  The representations and warranties contained herein shall survive each Settlement and the delivery of the Securities.

8.10 Execution and Counterparts.  This Agreement may be executed in two counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8.11 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.12 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

8.13 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.14 Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

8.15 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

8.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

8.17 WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AKEENA SOLAR, INC.	Address for Notice:
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):	Fax: Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO AKNS SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: _________________________________
Name of Authorized Signatory: _______________________________________________
Title of Authorized Signatory: ________________________________________________
Email Address of Authorized Signatory:_________________________________________
Facsimile Number of Authorized Signatory: __________________________________________
Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Commitment Amount: $_________________

EIN Number:  [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

EXHIBIT A
FORM OF WARRANT

EXHIBIT B
FORM OF LEGAL OPINION

EXHIBIT C
FORMULA FOR BLACK SCHOLES VALUE

“Black Scholes Value” means the value of the Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day such Warrant is issuable for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to three years from such date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately preceding the day the Warrant is issuable, (C) the underlying price per share used in such calculation shall be the Closing Price on such date and (D) a remaining option time equal to three years.

EXHIBIT D
COMPANY DRAW DOWN NOTICE/COMPLIANCE CERTIFICATE

The undersigned hereby certifies, with respect to shares of Common Stock of Akeena Solar, Inc. (the “Company”) issuable in connection with this Draw Down Notice and Compliance Certificate dated _____________ (the “Notice”), delivered pursuant to the Securities Purchase Agreement dated as of ______, 2009 (the “Agreement”), as follows:

1.           The undersigned is the duly appointed _________ of the Company.
2.           Except as set forth on the schedules attached hereto or in the SEC Reports (as defined in the Agreement) including the SEC Reports filed after the date of the Agreement, the representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties which are expressly made as of a particular date.
3.           The Company has performed in all material respects all covenants and agreements and conditions required under the Agreement to be performed by the Company on or prior to the date of this Draw Down Notice.
4.           The Company Investment Amount is $___________.
5.           The Closing Price of the Common Stock immediately preceding today’s date is $_______.
6.           The number of Draw Down Shares is _________.
7.           The Settlement Date is ___________.

The undersigned has executed this Certificate this ____ day of ________, _____.

AKEENA SOLAR, INC.

By: ____________________

Name: ____________________

Title: ____________________

EXHIBIT E
PURCHASER DRAW DOWN NOTICE/COMPLIANCE CERTIFICATE

The undersigned hereby certifies, with respect to shares of Common Stock of Akeena Solar, Inc. (the “Company”) issuable in connection with this Draw Down Notice and Compliance Certificate dated _____________ (the “Notice”), delivered pursuant to the Securities Purchase Agreement dated as of ______, 2009 (the “Agreement”), as follows:

1.           The undersigned is the duly appointed _________ of __________ (“Purchaser”).
2.           The representations and warranties of Purchaser set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties which are expressly made as of a particular date.
3.           Purchaser has performed in all material respects all covenants and agreements and conditions required under the Agreement to be performed by Purchaser on or prior to the date of this Draw Down Notice.
4.           The Purchaser Investment Amount is $___________.
5.           The Closing Price of the Common Stock immediately preceding today’s date is $_______.
6.           The number of Draw Down Shares is ___________.
7.           The Settlement Date is _________________.

The undersigned has executed this Certificate this ____ day of ________, _____.

By: ____________________

Name: ____________________

Title: ____________________